                                                                   EXHIBIT 10.10

                                    SUBLEASE


This Sublease is by and between ASYMETRIX CORPORATION ("Asymetrix") and SUPERCEDE, INC. ("SuperCede"). Asymetrix, as tenant, entered into a lease dated May 24, 1991, and amended pursuant to a First Amendment to Lease dated April 16, 1992, a Second Amendment to Lease dated May 20, 1992, a Third Amendment to Lease dated September 29, 1992, a Fourth Amendment to Lease dated August 27, 1993, a Fifth Amendment to Lease dated April 29, 1995, a Sixth Amendment of Lease dated January 26, 1996, and a Seventh Amendment of Lease dated March 31, 1996 (collectively the "Prime Lease"), with DEAN WITTER REALTY INCOME PARTNERSHIP II, L.P. as landlord ("Prime Landlord"), leasing certain space on the third floor the building (the "Building") at 110 - 110th Avenue NE, Bellevue, Washington 98004. The Building is located on the real property described on Exhibit A.
                                                                  ---------

The parties hereto have agreed that Asymetrix shall sublet approximately 8,562 square feet of such space to SuperCede. The parties agree as follows:


1.  PREMISES.

Asymetrix hereby leases to SuperCede the eight thousand five hundred sixty-two (8,562) square feet of the space on the third floor of the Building ("Premises") which is identified on Exhibit B attached hereto and made a part hereof. The costs and expenses of improvements required to configure the Premises as identified on Exhibit B shall be borne by SuperCede.

2.  PARKING SPACES.

Asymetrix hereby assigns to SuperCede for the term of this Sublease, Asymetrix's right to lease from Prime Landlord, at the rates determined in accordance with the Prime Lease, twenty-six (26) parking spaces (the "Parking Spaces") within the parking garage in the Building.


3.  TERM AND POSSESSION.

The term of this Sublease shall commence on June 24, 1997 and shall terminate upon the termination of the Prime Lease, unless earlier terminated as provided herein. Asymetrix shall deliver possession of the Premises on such date, together with all rights to use common areas and Parking Spaces as provided to Asymetrix under the Prime Lease. SuperCede accepts the Premises as being in good, sanitary order, condition and repair. SuperCede shall, upon expiration or termination of this Sublease, surrender the Premises to Asymetrix in the same condition as when received, excepting ordinary wear and tear, damage by fire, earthquake, act of God, or the elements, special improvements unique to SuperCede's business and/or operations made by SuperCede or on SuperCede's behalf, and improvements made to configure the Premises as identified on Exhibit
B. Asymetrix covenants and agrees that if SuperCede performs all of the covenants and on SuperCede's part to be observed and performed under this Sublease, SuperCede shall and peaceably quietly have, hold and enjoy the Premises. If Asymetrix elects to extend the Prime Lease and such extension includes the Premises, then SuperCede shall have the right, but not the obligation, to extend the term hereof to continue for the period of any extension of the Prime Lease by Asymetrix, or, upon the agreement of SuperCede and Asymetrix, for any

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

lesser period thereof. Any such extension shall be on the same terms and conditions as this Sublease, with the exception of rent, Additional Rent and other costs payable by Asymetrix under the Prime Lease, which shall be adjusted in a manner consistent with any adjustment to the foregoing in the extension of the Prime Lease, and any other conditions which may be agreed to and binding upon Asymetrix in connection with the extension of the Prime Lease. Asymetrix is under no obligation to extend the Prime Lease or to include the Premises in any such extension.


4.  RENT.

Commencing with rent due for the period beginning July 1, 1997, SuperCede shall pay directly to Prime Landlord in accordance with the terms of the Prime Lease rent at the rate of TWENTY DOLLARS ($20.00) per square foot per annum, plus the Additional Rent mentioned in paragraph 7 below, plus any amounts due under the Prime Lease in consideration of the Parking Spaces. SuperCede shall pay the rent, Additional Rent and amounts due in consideration of the Parking Spaces in the manner provided for hereunder in monthly installments in accordance with the Prime Lease. It is hereby agreed between Asymetrix and SuperCede that no security deposit will be required.


5.  USE.

The Premises shall be used for the conduct of SuperCede's business activities and for no other purpose.

6.  ASSIGNMENT.

SuperCede shall not assign this Sublease nor sublet the Premises in whole or in part and shall not permit SuperCede's interest in this Sublease to be vested in any third party by operation of law or otherwise without the prior written consent of Asymetrix and, if required, Prime Landlord.


7.  ADDITIONAL CHARGES.

If Asymetrix shall be charged for Additional Rent (as defined in the Prime Lease) or other sums pursuant to the provisions of the Prime Lease, including without limitation Article 9 thereof, SuperCede shall be liable for a pro rated portion of such costs equal to the ratio that the square footage of the space being subleased hereunder bears to the square footage of all space then being leased by Asymetrix pursuant to the Prime Lease. Notwithstanding the foregoing, if any such rent or sums shall be directly allocable to the space being subleased hereunder or SuperCede's use thereof, or due to additional use by SuperCede of electrical current in excess of SuperCede's proportionate part of additional use in the Premises demised under the Prime Lease, then such excess shall be paid in its entirety by SuperCede. Notwithstanding the foregoing, SuperCede shall not be liable for such Additional Rent or other sums charged pursuant to the provisions of the Prime Lease which are directly allocable to space other than the Premises, due to any special services ordered by a party other than SuperCede, or due to any additional use by a party other than SuperCede of electrical current or other utilities. If SuperCede shall procure any additional services from the Building, such as alterations or after-hour air conditioning, SuperCede shall pay for such services at the rates charged therefor by the Prime Landlord and shall make such payment directly to the Prime Landlord. Any rent or other sums payable by SuperCede under this paragraph 7 shall be additional rent and collectable as such. If Asymetrix receives reimbursement or credit for overpayment of Additional Rent or charges applicable to the Premises and paid by SuperCede, Asymetrix shall reimburse SuperCede the portion of such reimbursement or credit applicable to the Premises and paid by SuperCede.


8.  PRIME LEASE.

This Sublease is subject and subordinate to the Prime Lease. Except as may be inconsistent with the terms hereof, all the terms, covenants and conditions in the Prime Lease shall be applicable to this Sublease with the same force and effect as if Asymetrix were the landlord under the Prime Lease and SuperCede were the tenant thereunder and in case of any breach hereof by SuperCede, Asymetrix shall have all the rights against SuperCede as would be available to the landlord against the tenant under the Prime Lease if such breach were by the tenant thereunder. Asymetrix warrants and represents that all consents required under the Prime Lease to enter into this Sublease have been obtained. Asymetrix warrants and represents to SuperCede that the Prime Lease as described herein is the full and complete agreement between the Prime Landlord and Asymetrix pertaining to the Premises, that there are no further amendments or modifications not referenced, and that, to the knowledge of Asymetrix, there is no default or event of default under the Prime Lease nor any event or occurrence which, with the passage of time, the giving of notice or both, would ripen into a default or an event of default thereunder.


9.  LIMITATION.

Notwithstanding anything herein contained, the only services or rights to which SuperCede is entitled hereunder are those to which Landlord is entitled under the Prime Lease, and for all such services and rights SuperCede will look to the Prime Landlord.

10.  INDEMNITY.


SuperCede shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Prime Landlord, and SuperCede shall indemnify and hold Asymetrix harmless from and against all claims of any kind whatsoever by reason of any breach or default of the Prime Lease on the part of SuperCede.


11.  REPRESENTATION.

SuperCede represents that it has read and is familiar with the terms of the Prime Lease.

12.  ENTIRE AGREEMENT.

All prior understandings and agreements between the parties are merged within this Sublease, which alone fully and completely sets forth the understanding of the parties and this Sublease may not be changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the charge or termination is sought.

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

13.  NOTICES.

Any notice or demand which either party may or must give to the other hereunder shall be in writing and delivered personally or sent by registered mail addressed, if to Asymetrix, as follows:

Asymetrix Corporation
110-110th Ave N.E.
Suite 700
Bellevue WA 98004
Attn:  Steven Esau, General Counsel

and if to SuperCede, as follows:

SuperCede, inc.
110-110th Ave N.E.
Suite ___
Bellevue WA 98004
Attn:  President


Either party may, by notice in writing, direct that future notices or demands be sent to a different address. SuperCede agrees to provide promptly to Asymetrix copies of any notices received from the Prime Landlord or otherwise relating to the Prime Lease, and Asymetrix agrees to provide any of the foregoing to SuperCede if they relate to or affect the Premises.


14.  SUCCESSORS AND ASSIGNS.

The covenants and agreements herein contained shall bind and inure to the benefit of Asymetrix, SuperCede, and their respective executors, administrators, successors and assigns.

15.  MODIFICATIONS AND TERMINATION.

Asymetrix reserves the right to terminate or make modifications to the Prime Lease subject to the terms of this Section. Asymetrix shall make no change or modification to the Prime Lease that affects SuperCede's rights under this Sublease or to the use and enjoyment of the Premises, including without limitation the termination of the Prime Lease, except with 180 days prior notice to SuperCede.


  Exhibit A:  Legal Description
  Exhibit B:  Floor Plan of Sublet Space


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

  Dated this 24th day of June, 1997.


     ASYMETRIX:               Asymetrix Corporation


                              By /s/ J. Billmaier
                                ___________________________________
                                 James A. Billmaier
                                 President and CEO

     SUPERCEDE:               SUPERCEDE, INC.


                              By /s/ Shabbir Dahod
                                _____________________________________
                                 Shabbir Dahod
                                 Vice President and General Manager

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                                   EXHIBIT A

                               LEGAL DESCRIPTION


That portion of the Southwest quarter of the Northeast quarter of Section 32, Township 25 North, Range 5 East, W.M., in King County, Washington, described as follows:

Beginning at the intersection of the East margin of 110th Avenue Northeast, as now established with a line parallel to and 277.5 feet North of, when measured at right angles to the East-West centerline of said Section 32; thence Easterly along said parallel line to a point in line parallel to and 476.8 feet West of, when measured at right angles, to the East line of said subdivision; thence Northerly along said parallel line to a point in a line parallel to and 577.5 feet North of, when measured at right angles to, the said center line of said Section; thence Westerly along said parallel line, 14.09 feet to a point in a line parallel to and 162.00 feet West of, when measured at right angles to, the East line of the West three quarters of the South half of said subdivision; thence Northerly along said parallel line to the South margin of Northeast Second Street as now established; thence Westerly along said South margin of Northeast Second Street as to the said East margin of 110th Avenue Northeast; thence Southerly along said East margin to the point of beginning.

STATE OF WASHINGTON      )
                         )  ss.
COUNTY OF KING           )



  I certify that I know or have satisfactory evidence that JAMES A. BILLMAIER is the person who appeared before me, and acknowledged that he signed this instrument, on oath stated that he is authorized to execute the instrument and acknowledged it as the President and CEO of ASYMETRIX CORPORATION, to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument.

  Dated this 30th day of September 1997



                                           /s/ Kathryn K. Navarro
                                         --------------------------------------
                                                (Signature of Notary)


                                               KATHRYN K. NAVARRO
                                         --------------------------------------
                                         (Legibly Print or Stamp Name of Notary)


                             Notary public in and for the state of Washington, residing at Bellevue, Washington
                                         -----------------------------


                             My appointment expires    9-9-2001
                                                    ----------------


STATE OF WASHINGTON      )
                         )  ss.
COUNTY OF KING           )


  I certify that I know or have satisfactory evidence that SHABBIR DAHOD is the person who appeared before me, and acknowledged that he signed this instrument, on oath stated that he is authorized to execute the instrument and acknowledged it as the Vice President and General Manager of SUPERCEDE, INC., to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument.

  Dated this 30th day of September, 1997.




                                           /s/ Kathryn K. Navarro
                                         --------------------------------------
                                                (Signature of Notary)


                                               KATHRYN K. NAVARRO
                                         --------------------------------------
                                         (Legibly Print or Stamp Name of Notary)


                             Notary public in and for the state of Washington, residing at Bellevue, Washington
                                         -----------------------------


                             My appointment expires    9-9-2001
                                                    ----------------


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